UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

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CRYSTAL ROCK HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

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CRYSTAL ROCK HOLDINGS, INC.
1050 Buckingham Street
Watertown, Connecticut 06795

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MARCH 28, 2011

The Annual Meeting of Stockholders of Crystal Rock Holdings, Inc. will be held at the Marriott Key Largo Bay, 103800 Overseas Highway, Key Largo, Florida 33037 on Monday, March 28, 2011, at 11:00 a.m. local time, for the following purposes:

1.	to elect seven directors to serve until the Annual Meeting of Stockholders in 2012 and until their respective successors have been duly elected and qualified; and
2.	to transact such other business as may properly come before the meeting and any adjournment(s) of the meeting.

The record date for the Annual Meeting is February 18, 2011.  Only stockholders of record at the close of business on February 18, 2011 will be entitled to notice of, and to vote at, the meeting and any adjournments thereof.

By Order of the Board of Directors

Bruce S. MacDonald
Secretary

YOUR VOTE IS IMPORTANT

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING WHETHER OR NOT YOU ATTEND, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD OR VOTE YOUR PROXY OVER THE INTERNET OR TELEPHONE AS PROMPTLY AS POSSIBLE.

ANY STOCKHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY.  PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE, YOU MUST FIRST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on March 28, 2011.  The notice of annual meeting, proxy statement, proxy card and 2010 Annual Report to Stockholders are also available at www.crystalrock.com/proxy.

CRYSTAL ROCK HOLDINGS, INC.
(A Delaware Corporation)

PROXY STATEMENT

Annual Meeting of Stockholders
March 28, 2011

INFORMATION CONCERNING THE PROXY MATERIALS AND THE ANNUAL MEETING

Our Board of Directors is soliciting proxies to be voted at the 2011 Annual Meeting of Stockholders to be held on March 28, 2011.  Your vote is very important.  For this reason, our Board is requesting that you permit your common stock to be represented at the Annual Meeting by the persons named as proxies for the Annual Meeting.  This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting.  Please read it carefully.

Our principal executive offices are located at 1050 Buckingham Street, Watertown, Connecticut 06795.  Our telephone number is (860) 945-0661.  In this proxy statement, Crystal Rock Holdings, Inc. is sometimes referred to as the Company or Crystal Rock.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be Held on March 28, 2011

 Pursuant to the rules adopted by the Securities and Exchange Commission, or the SEC, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a notice of annual meeting, proxy card and 2010 Annual Report to Stockholders, and by notifying you of the availability of our proxy materials on the Internet.  The notice of annual meeting, proxy statement, proxy card and 2010 Annual Report to Stockholders are also available at www.crystalrock.com/proxy.  In accordance with SEC rules, the materials on the site are searchable, readable and printable and the site does not have “cookies” or other tracking devices which identify visitors.

We are mailing this proxy statement and the enclosed form of proxy to stockholders on or about March 2, 2011.

Watertown, Connecticut
March 2, 2011

QUESTIONS AND ANSWERS REGARDING THE ANNUAL MEETING

Where and when is the Annual Meeting of Stockholders?

Our annual meeting of stockholders will be held at the Marriott Key Largo Bay, 103800 Overseas Highway, Key Largo, Florida 33037 at 11:00 a.m. local time on March 28, 2011.

Who may vote at the Annual Meeting?

You may vote if our records show that you owned your shares on February 18, 2011, which is the record date. At the close of business on the record date, 21,388,681 shares of our common stock were issued and outstanding and eligible to vote. You may cast one vote for each share of common stock held of record by you on the record date on all matters presented.

Why did I receive the proxy materials by e-mail?

You requested that the Company deliver proxy materials to you electronically by email. If you wish to terminate this request, please contact American Stock Transfer & Trust Company, LLC by calling (800) 937-5449 or writing to 6201 15th Avenue, Brooklyn, New York 11219.

What is the difference between holding shares as a stockholder of record and beneficial owner?

Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Co., you are considered the stockholder of record with respect to those shares, and the proxy materials, including your proxy card, were sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us via the Internet, by telephone or by mail, or to vote in person at the Annual Meeting.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares, which are held in “street name,” and the proxy materials, including your proxy card, are being provided to you by your broker, bank or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting, unless you request, complete and deliver a proxy from your broker, bank or nominee. Your broker, bank or nominee has sent you a voting instruction card for you to use in directing the broker, bank or nominee how to vote your shares.  Your broker does not have discretionary authority to vote your shares on the proposal in this proxy statement without instructions from you.

How many votes can be cast by all stockholders?

Each share of our common stock is entitled to one vote. There is no cumulative voting. We had 21,388,681 shares of common stock outstanding and entitled to vote on the record date.

How many votes must be present to hold the Annual Meeting?

We must have a quorum in order to hold the Annual Meeting and conduct business. A majority of our issued and outstanding shares as of the record date constitutes a quorum. Shares are counted if you are present at the Annual Meeting or a proxy card has been properly submitted by you or on your behalf. In general, abstentions and broker “non-votes” are counted as present for the purpose of determining the presence of a quorum. The vote on each matter submitted to stockholders is tabulated separately. Broadridge Financial Solutions will tabulate the votes.

How many votes are required to elect directors?

Directors are elected by a plurality of the votes cast. This means that the individuals nominated for election to the Board of Directors who receive the most “FOR” votes (among votes properly cast in person or by proxy) will be elected; a nominee does not need to receive a majority to be elected. If you withhold authority to vote with respect to the election of a nominee, your shares will not be voted with respect to that nominee. Your shares will be counted for purposes of determining whether there is a quorum.

How do I vote?

You may vote in one of three ways:

Over the Internet

If your shares are registered in your name: Vote your shares over the Internet by accessing the proxy online voting website at: www.proxyvote.com and following the on-screen instructions. You will need the company number, account number and control number that appear on your proxy card when you access the web page.

If your shares are held in the name of a broker, bank or other nominee: Vote your shares over the Internet by following the voting instructions that you receive from such broker, bank or other nominee.

By Telephone

If your shares are registered in your name: Vote your shares over the telephone by accessing the telephone voting system toll-free at (800) 690-6903 from any touch-tone telephone and following the telephone voting instructions. The telephone instructions will lead you through the voting process. You will need the company number, account number and control number that appear on your proxy card when you call.

If your shares are held in the name of a broker, bank or other nominee: Vote your shares over the telephone by following the voting instructions you receive from such broker, bank or other nominee.

By Mail

Vote by signing and dating the proxy card(s) and returning the card(s) in the prepaid envelope.

What if I submit my proxy but do not vote for the proposal?

If you submit your proxy via the Internet, by telephone or by returning your signed proxy card, but do not mark or specify selections, then the shares you hold will be voted FOR each of the nominees listed in Proposal One. If you indicate a choice with respect to Proposal One, the shares you hold will be voted in accordance with your instructions.

If you are a beneficial owner and hold your shares through a broker and do not submit your selections in accordance with the instructions received from your broker, the broker or other nominee will determine if it has discretionary authority to vote on the particular matter. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include such matters as the ratification of auditors. Non-routine matters include matters such as the election of directors. If the broker determines it does not have discretionary authority to vote on a particular matter, it will indicate a broker “non-vote” for such matter in the proxy. Broker non-votes are treated as present for purposes of determining the presence of a quorum, but are also treated as not entitled to vote.

Can I change or revoke my vote after submitting it?

Yes. After you submit your vote via the Internet, by telephone or by mail, you retain the power to revoke your proxy or change your vote. You can revoke your proxy or change your vote at any time before it is exercised by giving written notice to our corporate secretary specifying such revocation. You may change your vote by timely delivery of a valid, later-dated proxy or by voting by ballot at the Annual Meeting if you are a record holder.

What should I do if only one set of proxy materials for the Annual Meeting is sent and there are multiple Crystal Rock stockholders in my household?

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy materials and annual reports. This means that only one copy of the proxy materials may have been sent to multiple stockholders in your household. You may promptly obtain an additional copy of the proxy materials and our 2010 Annual Report at no charge by visiting www.proxyvote.com, contacting Broadridge Financial Solutions, Inc. at (800) 579-1639, or by sending an e-mail with your request to sendmaterial@proxyvote.com. You can also access the proxy materials and annual report online at http://www.crystalrock.com/proxy. If you hold your shares through a bank or other nominee and wish to discontinue householding or to change your householding election, please contact your nominee. If you hold your shares in your own name and wish to discontinue householding or to change your householding election, you may do so by calling (800) 937-5449 or writing to American Stock Transfer & Trust Company, LLC at 6201 15th Avenue, Brooklyn, New York 11219.

Who can attend the Annual Meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend. Each stockholder may also bring guests to the meeting if there is space available.

Where can I find more information?

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. Our common stock is traded on the NYSE AMEX under the symbol “CRVP.” You may read and copy any document that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.

Who can help answer my questions?

If you have additional questions about the matters proposed for consideration at the Annual Meeting, you should contact:

Bruce MacDonald
Chief Financial Officer
Crystal Rock Holdings, Inc.
1050 Buckingham Street
Watertown, Connecticut 06795
Phone: 860 945-0661
E-mail: ir@crystalrock.com

What should I do now?

Carefully read this document and either submit your vote via the Internet or by telephone or, if voting by mail, indicate on the proxy card how you want to vote. If voting by mail, sign, date and mail your proxy card in the enclosed prepaid return envelope as soon as possible. You should submit your vote now even if you expect to attend the Annual Meeting and vote in person. Submitting your vote now will not prevent you from later canceling or revoking your proxy right until the meeting, and will ensure that your shares are voted if you later find you cannot attend the Annual Meeting.

How do I find out the voting results?

Preliminary voting results will be announced at the Annual Meeting, and the final voting results will be published in a Form 8-K filed with the SEC within four business days after the Annual Meeting. You may obtain a copy of the filed Form 8-K or the Form 10-Q by visiting our website or the SEC’s website, contacting Bruce MacDonald by calling 860 945-0661, e-mailing ir@crystalrock.com or writing Crystal Rock Holdings, Inc., 1050 Buckingham Street, Watertown, Connecticut 06795.

What if I have questions about lost stock certificates or I need to change my mailing address?

Registered stockholders may contact our transfer agent, American Stock Transfer & Trust Company, LLC, by calling the Customer Support Department at (800) 937-5449 or by visiting their website at amstock.com.  All other stockholders should contact their brokers.

Proposal 1
Election Of Directors

The only proposal on the agenda for the Annual Meeting is the election of seven directors for a one-year term beginning at the Annual Meeting and ending at our 2012 Annual Meeting of Stockholders.

The Board has nominated the seven incumbent directors to serve as candidates for election as director, to serve until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.  In case any of these nominees should become unavailable for election to the Board, an event which is not anticipated, then the Board may fix the number of directors at a lesser number or leave a vacancy to be filled by the Board of Directors at a later date.

Unless otherwise specified in the form of proxy, the proxies solicited by the management will be voted “FOR” the election of the seven candidates.

The Board of Directors unanimously recommends a vote FOR the election of all of the nominees listed below.

Directors

The following table sets forth information concerning each of our directors, two of whom are current executive officers.  Age information is as of February 1, 2011.  Henry E. Baker is the father of Peter K. Baker and John B. Baker.

Name	Age	Position
Ross S. Rapaport	68	Chairman of the Board
Henry E. Baker	78	Director, Chairman Emeritus
Peter K. Baker	51	Director, Chief Executive Officer and President
John B. Baker	56	Director and Executive Vice President
Phillip Davidowitz	79	Director
Martin A. Dytrych	54	Director
John M. LaPides	51	Director

The business experience during at least the last five years for each of these individuals is as follows:

Ross S. Rapaport became a director in October 2000.  Since June 2002, Mr. Rapaport has been of counsel to Pepe & Hazard LLP, and its successor McElroy, Deutch, Mulvaney & Carpenter, LLP, a law firm with offices throughout the United States, that we employ from time to time.  He has practiced in the area of corporate and general business law for more than 35 years.  Mr. Rapaport has provided legal advice to Crystal Rock since 1974 and serves as trustee of the Baker family trusts.

Mr. Rapaport brings to the Board almost four decades of experience dealing with business owners in the creation of business entities and subsequent issues of business succession planning, utilizing employment, purchase, and shareholder agreements.  A major shareholder of our Company in his capacity as trustee, he has also represented fiduciaries in highly complex estate and trust administration matters, including contested probate matters and estate tax return preparation.  Mr. Rapaport has been Chairman of the Board since 2005 and brings to the Board the sound perspective of an experienced business attorney.

Henry E. Baker became a director and our chairman emeritus in October 2000.  From 1947 to October 2000, he was employed at Crystal Rock.  He was appointed president of Crystal Rock and became chairman of its board of directors in 1965.

An operator, innovator and leader for his entire life, Henry E. Baker is one of the pioneers in the bottled water and distribution business.  He served on the board of directors of the most prominent industry trade association, the International Bottled Water Association, or IBWA, for two decades and is a member of Beverage World Bottled Water Hall of Fame.  One of our major shareholders, Mr. Baker brings years of experience and good judgment to the Board.

Peter K. Baker became a director and our president in October 2000.  In November 2005, he was named our Chief Executive Officer while retaining his other positions.  From 1977 to October 2000, he was employed at Crystal Rock, serving as its co-president from 1993 to 2000.  He is currently on the board of directors of the IBWA and served as its chairman during the 1998-1999 term.

Peter K. Baker has been an employee of the Company for over 30 years and currently serves as its Chief Executive Officer.  A major shareholder of the Company, Mr. Baker enters his sixth year as CEO and offers the Board a well informed understanding of operations and strategy in the water and distribution businesses.

John B. Baker became our executive vice president in October 2000 and a director in September 2004.  From 1975 to October 2000, he was employed at Crystal Rock, serving as its co-president from 1993 to 2000.

John B. Baker, a major shareholder of the Company, has been an employee of the Company for 35 years and currently serves as its Executive Vice President.  Mr. Baker has been a vital innovator on the technical side of our business, working to optimize production in our water bottling lines, developing the Water Safe System, and creating dispensing and packaging systems.  He brings years of practical and executive experience to the Board.

Phillip Davidowitz became a director in June 1998 and serves on our Audit and Compensation Committees.  Mr. Davidowitz, who is retired, was president of TSC Clearing Services, Inc. from 1980 to 2001 and a member of the New York Stock Exchange and vice chairman of Transatlantic Securities Company from 1988 to 2001.  TSC Clearing Services was a wholly-owned subsidiary of Transatlantic Securities Company.  Transatlantic Securities Company was a member of the New York Stock Exchange and executed orders for clients on an agency basis only and cleared its own transactions.

Mr. Davidowitz has been an independent director on our Board since 1998, prior to the Company’s merger with Crystal Rock.  He has a strong grasp of the institutional history of our Company, the changes in our management and share ownership over the years, and our evolution from the retail and small bottle business to the Home & Office three- and five-gallon bottle business.  Moreover, he has over 50 years of experience in the financial services industry, including as a member of the New York Stock Exchange, and is accordingly well qualified to advise the Board on stock market and investor relations issues.

John M. LaPides became a director in November 2005 and serves on our Audit and Compensation Committees.  He served as the President of Snow Valley, Inc. from 1987 to 2009, a home and office refreshment company located in Maryland that he established.  He is a past President of the IBWA, where he has served 15 years as a director and ten years as a member of the IBWA executive committee.  Since 2001, Mr. LaPides has been an Entrepreneur in Residence at the Dingman Center for Entrepreneurship at the Robert Smith School of Business at the University of Maryland.  Since 2009, he has served as the principal in Shadow Point Capital, an investment banking and consulting business.

One of our three independent directors, Mr. LaPides was for over 20 years owner and operator of a bottled water and distribution company prominent in the Baltimore area.  His background in the water business enables him to provide an outsider’s informed perspective on our management, operations and strategies.  He also has previous public company audit committee experience.

Martin A. Dytrych became a director in November 2005 and serves on our Audit and Compensation Committees.  He is a certified public accountant and since 1981 has been with the accounting firm Lamn, Krielow, Dytrych & Co., P.A.  He has been a stockholder of that firm since 1985.  Mr. Dytrych is a member of the AICPA, the Florida Institute of CPAs and the Association of Certified Fraud Examiners.  He is also a Diplomat of the American Board of Forensic Accounting Examiners.

Mr. Dytrych, who is also an independent director, is a certified public accountant who has been designated by the Board as the “financial expert” on the Company’s audit committee.  For over 30 years, he has assisted businesses with audit, tax and financial planning issues.  He brings to the Board a keen understanding of the relationship between the Company and its independent auditors, as well as the responsibilities of a public company audit committee.  Mr. Dytrych also leads our compensation committee.

Corporate Governance

We believe that good corporate governance and fair and ethical business practices are crucial not only to our proper operation, but also to building and maintaining confidence in the integrity, reliability and transparency of the securities markets.  We take our responsibilities in this area very seriously.

Independent Directors

Board of Directors.  Crystal Rock is a “controlled company” under the Corporate Governance Rules of the New York Stock Exchange AMEX market (NYSE AMEX), which means that a majority of our issued and outstanding voting stock is controlled by a single person or related group of persons, and that the company has elected controlled company status.

A controlled company is exempted from certain rules otherwise applicable to companies whose securities are listed on NYSE AMEX, including (i) the requirement that a company have a majority of independent directors, (ii) the requirement that nominations to the company’s Board be either selected or recommended by a nominating committee consisting solely of independent directors, and (iii) the requirement that officers’ compensation be either determined or recommended by a compensation committee consisting solely of independent directors.

Under NYSE AMEX rules, no director qualifies as independent until the Board makes an affirmative determination to that effect.  In making this determination, the Board must affirmatively conclude that the director does not have a material relationship with us that would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director.  The Board considers, among other factors, the director’s current and historic relationships with us and our competitors, suppliers, customers and auditors, including compensation directly or indirectly paid to the director; the director’s professional and family relationships with management and other directors; the relationships that the director’s current and former employers may have with us; and the relationships between us and other companies of which the director may be a director or executive officer.

We have three independent directors on our Board.  After considering the factors described in the previous paragraph, the Board has determined that Messrs. Davidowitz, Dytrych and LaPides are independent.  NYSE AMEX rules require that the independent directors meet on a regular basis as often as necessary to fulfill their responsibilities, including at least annually in executive session.  In addition to their meetings as members of the Audit and Compensation Committees, of which they are the sole members, the independent directors met two other times in person during fiscal year 2010, in executive session each time.

Chairman and Chief Executive Officer.  The Chairman of the Board is Ross Rapaport, and the Chief Executive Officer is Peter Baker.  Although it is common for major companies in the United States to have CEOs who also hold the position of chairman of the board, a number of studies on corporate governance have recommended that the positions be held by two different persons, and the Board currently considers that to be better practice.  Neither Mr. Rapaport nor Mr. Baker is an independent director.

Board Leadership Structure and Role in Risk Oversight

Management is responsible for the day-to-day management of the risks that we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board is responsible for satisfying itself that the risk management processes are adequate and functioning as designed. The Board’s involvement in risk oversight includes receiving regular reports from members of senior management and evaluating areas of material risk to the Company, including operational, financial, legal, regulatory, strategic and reputational risks.

Attendance at Board, Committee and Stockholder Meetings

NYSE AMEX rules require that our Board of Directors meet at least quarterly.  During the fiscal year ended October 31, 2010, the Board met four times in person and three times by telephone conference.  The Audit Committee met four times in person and seven times by telephone conference, and the Compensation Committee met twice in person and twice by telephone.  No incumbent director attended fewer than 75% of the total number of meetings of the Board and committees of the Board on which he served.

It is our policy that all members of the Board of Directors attend the Annual Meeting of stockholders in person or by telephone, although we recognize that directors occasionally may be unable to attend for personal or professional reasons.  We generally hold a meeting of the Board on the same date as the annual stockholder meeting.  In 2010, all directors attended the Annual Meeting in person or by telephone.

Code of Ethics

Our Board of Directors has adopted a code of ethics that applies to all of our employees, officers and directors.  The code covers compliance with law; fair and honest dealings with us, with competitors and with others; fair and honest disclosure to the public; and procedures for compliance with the code.  Our code of ethics is available in the Investor Relations section (under Directors and Officers) of our website located at www.crystalrock.com.  A copy of the code of ethics is also available to stockholders upon request, addressed to Crystal Rock Holdings, Inc., Attn: Bruce MacDonald, 1050 Buckingham Street, Watertown, Connecticut 06795.

Stockholder Communications

Our stockholders may communicate directly with the members of the Board of Directors or the chair of Board committees by writing directly to those individuals c/o Crystal Rock Holdings, Inc. at the following address: 1050 Buckingham Street, Watertown, Connecticut 06795.  Our policy is to forward, and not to intentionally screen, any mail received at our corporate office that is sent directly to an individual.

Director Candidates and Nominating Process

Nominations.  As previously noted, Crystal Rock is a “controlled company” under NYSE AMEX Corporate Governance Rules, which means that a majority of its issued and outstanding voting stock is controlled by a single person or related group of persons, and that the Company has elected controlled company status.  A controlled company is exempted from the requirement that nominations to the Company’s Board be either selected or recommended by a nominating committee consisting solely of independent directors.  Accordingly, nominations to our Board were made by the full Board.  The Board has nominated the seven incumbent directors to serve as candidates for election as director, to serve until the next Annual Meeting of Stockholders and until their respective successors have been elected and qualified.

Although we do not have a formal diversity policy, to foster and maintain a diversity of viewpoints, backgrounds and experience, the Board evaluates the mix of skills and experience of the directors and assesses nominees and potential candidates in the context of the current composition of the Board and the requirements of the Company.

Nominations by Stockholders.  We have a by-law provision that authorizes a stockholder of record to submit to us the name of any person whom the stockholder wishes to nominate as a candidate for election to the Board.  In general, such a submission must be received by our corporate secretary at our principal office in Watertown, Connecticut at least 90 days prior to the “specified date” (as defined; generally March 27) of the Annual Meeting, and must contain all information about the candidate that would be required to be disclosed in a proxy statement prepared and filed under federal and state law, as well as the proposed nominee’s consent to be named as a nominee and to serve if elected.  The stockholder must also provide information about his or her identity and the number of shares owned.  If the nomination is made by a stockholder holding shares in “street name,” then the identity and ownership information must be furnished about the beneficial owner of the shares.  A candidate submitted by a stockholder as a nominee need not be nominated by the independent directors or by the full Board.

Our by-laws do not obligate us to include information about the candidate in our proxy materials, nor do the by-laws require us to permit the stockholder to solicit proxies for the candidate using our proxy materials.  The by-laws relate only to the procedure by which a stockholder may nominate a candidate for director.  To date, no stockholder has proposed a candidate pursuant to our by-laws.  If a stockholder should propose a candidate, we anticipate that the full Board, including the independent directors, would evaluate that candidate on the basis of criteria reasonably determined by the Board to be relevant to the requirements of the position.  For additional information, please refer to Section 4.5 of our by-laws and the section entitled “Stockholder Proposals for the Next Annual Meeting” in this Proxy Statement.

Policies and Procedures for the Review and Approval of Transactions with Related Parties

Our Board has no formal policies and procedures for the review and approval of transactions with related parties.  However, the Audit Committee has the responsibility of reviewing and approving transactions with related parties.  In connection with the review of any related party transactions, the Audit Committee considers, among other matters, the nature, timing and duration of the transactions, the relationships of the parties to the transactions, whether the transactions are in the ordinary course of the Company’s business, the dollar value of the transactions and whether the transactions are in the interest of the Company.  The Audit Committee ratified the related party transactions described below, to the extent they occurred or were materially modified in fiscal 2010.

Related Party Transactions

Subordinated Notes Held by Significant Stockholders.  In October 2000, we issued the stockholders of Crystal Rock (members of the Baker family and related family trusts) subordinated promissory notes due in 2012 in the original principal amount of $22,600,000.  In fiscal 2004, we paid $5,000,000 in principal on these notes with part of the proceeds from the sale of the assets of our retail business.  In fiscal 2005, we paid $3,600,000 in principal on the notes in conjunction with the refinancing of our senior debt facility.  As part of the refinancing, we restructured the terms of the subordinated notes.  In 2009 and 2010, we paid an additional $500,000 in principal on the notes each year.  The following table shows the holder, the remaining principal amount on October 31, 2010 and the amount paid each holder for interest during the fiscal year.

Related Party	Principal Balance	Interest Paid
Henry E. Baker	$4,600,000	$552,000
John B. Baker	4,200,000	504,000
Peter K. Baker	4,200,000	559,000
Total	$13,000,000	$1,615,000

As noted above, Henry Baker is a director and his sons, John and Peter Baker, are directors and executive officers.

The subordinated notes bear interest at 12%, compounded quarterly, with payments due on the 20th of February, May, August and November.  The notes mature in 2015 and we are required to pay interest only until maturity.  There is a balloon payment of the full principal amount at maturity.  The subordinated notes become due and payable in case of liquidation, dissolution, insolvency, sale of the business or acceleration of the senior debt. Our senior debt facility makes funds available for repayment of the subordinated notes if we attain certain financial criteria.  There is no prepayment penalty for repaying the subordinated notes.

The subordinated notes are secured by all of our assets, but the subordinated notes and security interest are junior and subordinated to the senior debt owed to and the security interest in favor of Bank of America and its successors.  Under the related subordination agreement, we may pay, and the holders of the subordinated notes may accept, quarterly interest payments so long as there is no default on the senior debt and the payment would not cause such a default.  The holders of the subordinated notes can accrue unpaid interest, and we may pay those amounts, if such payments would not result in a default on the senior debt.  The holders of the subordinated notes have pledged a continuing security interest in the subordinated notes to Bank of America.

Related Party Leases.  We lease a 67,000 square foot facility in Watertown, Connecticut from Henry E. Baker, as trustee of the Baker Grandchildren's Trust, and a 22,000 square foot facility in Stamford, Connecticut from Henry E. Baker.  Future annual rent payments for these leases will be as follows:

Fiscal year ending October 31,	Stamford	Watertown	Total
2011	$248,400	$452,250	$700,650
2012	248,400	452,250	700,650
2013	248,400	461,295	709,695
2014	248,400	461,295	709,695
2015	248,400	470,521	718,921
2016	*248,400	470,521	718,921
2017	*248,400	-	248,400
2018	*248,400	-	248,400
2019	*248,400	-	248,400
2020	*227,700	-	227,700
Total	$2,463,300	$2,768,132	$5,231,432

* Rent negotiable, assumes rate of first five years.

The Watertown, Connecticut facility contains a water purification and bottling plant, warehouse space, a truck garage and office space.  We lease this property on a “triple net” basis, originally for a 10-year term that began in October 2000, with an option to extend the lease for five more years.  In fiscal 2010, we paid $414,000 in rent.

The future rent obligations under the amended lease are set forth in the table above.  As amended, the lease extends the original term from 2010 to 2016, with an option to extend the lease for five more years for a rent to be negotiated or determined by appraisers selected by the parties.  We believe that the rent we pay for this facility is at least as favorable as we could have obtained in an arm’s-length transaction.

The Stamford property includes warehouse space, a truck garage and office space.  We originally entered a lease for this property in October 2000.  On September 29, 2010 we finalized a new lease for the facility.  The new lease is for a term of ten years, to 2020.  Annual lease payments are $248,400 per year for the first give years and are negotiable thereafter.  We believe that the rent we pay for this facility is at least as favorable as we could have obtained in an arm’s-length transaction.  In fiscal 2010, we paid $248,400 in rent.

Henry E. Baker Employment Agreement.  Currently Mr. Baker is employed by us as an at-will employee in the discretion of management.  He is Chairman Emeritus of the Company and makes himself reasonably available to us for consultation for at least 20 hours per calendar month.  His base annual salary is $47,000, subject to annual review by the Board, and we provide him with use of a Company-owned automobile.

Other Related Party Matters.  During fiscal 2010, Ross Rapaport, a director of the Company, was associated with McElroy, Deutch, Mulvaney & Carpenter, LLP (formerly Pepe & Hazard LLP), a law firm which we engage regularly for various legal matters.  During fiscal 2010 and 2009, we paid the firm $102,000 and $69,000, respectively.

Committees of the Board of Directors

Compensation Committee

The Compensation Committee of the Board is currently composed of three directors, Messrs. Davidowitz, Dytrych and LaPides.  The Committee is charged with the responsibility of reviewing and approving our executive officers’ compensation and has the authority to approve discretionary grants of stock options and restricted stock under our stock option and incentive plans, which it administers.  The Committee also determines the compensation to be paid to Board members.  In recent years, the Company, and the Committee, have in large measure deemphasized the use of equity plans as part of our compensation system.

Although as a controlled company, we are not required to have an independent Compensation Committee, we have decided to maintain that Committee’s independence.  For companies other than controlled companies, NYSE AMEX rules require that the compensation of the chief executive officer be determined, or recommended to the Board for its determination, by either a majority of independent directors or a wholly-independent Compensation Committee.  We intend to continue to use our existing Compensation Committee, the members of which are independent, for this purpose.  NYSE AMEX rules prohibit a CEO from being present during voting or deliberations with respect to his compensation.  Compensation of all other executive officers is required to be determined in the same manner, except that the CEO is permitted to be present during voting or deliberations with respect to the compensation of executive officers other than himself.  NYSE AMEX rules do not require that a Compensation Committee have a written charter, and our Compensation Committee does not have a written charter at this time.

For fiscal 2010, compensation consultants had no role in determining or recommending the amount or form of executive or director compensation.

Audit Committee

Our Audit Committee is currently composed of three directors, Messrs. Davidowitz, Dytrych and LaPides.  The primary purpose of the Audit Committee is to assist the board in fulfilling its oversight responsibilities relating to (a) the quality and integrity of our financial statements and other financial reports, (b) our system of internal accounting controls, (c) the performance of our independent auditors and (d) our compliance with legal and regulatory requirements.  The Committee meets privately with the independent auditors, has the sole authority to retain and dismiss the independent auditors and reviews their performance and independence from management.  The independent auditors have unrestricted access and report directly to the Committee.  The Audit Committee has the sole authority to approve transactions that may involve actual or apparent conflicts of interest.  Additionally, the Audit Committee has responsibilities and authority necessary to comply with rules under the Securities Exchange Act of 1934, or the Exchange Act, relating to (i) direct responsibility for the appointment, compensation, retention and oversight of our accountants, (ii) treatment of complaints and concerns relating to accounting, internal accounting controls and auditing matters, (iii) the engagement of independent counsel and other advisors, and (iv) determining appropriate funding for audit and audit-committee related expenses.  The Audit Committee has adopted a written charter, a current copy of which is available in the Investor Relations section (under Directors and Officers) of our website at www.crystalrock.com.  A copy of the charter is also available to stockholders upon request, addressed to Crystal Rock Holdings, Inc., Attn: Bruce MacDonald, 1050 Buckingham Street, Watertown, Connecticut 06795.

Under NYSE AMEX rules, the Board is required to make certain findings about the independence and qualifications of the members of the Audit Committee.  In addition to assessing the independence of the members under the NYSE AMEX rules, the Board also considered the requirements of Section 10A(m)(3) and Rule 10A-3 under the Exchange Act.  As a result of its review, the Board determined that Messrs. Davidowitz, Dytrych and LaPides, as the members of the Audit Committee, are independent.  Mr. Dytrych serves as the Chair of the Audit Committee.

In addition, the Board determined that:

●	each member of the Audit Committee is, as required by NYSE AMEX rules, able to read and understand fundamental financial statements; and

●
at least one member of the Committee, Mr. Dytrych, is “financially sophisticated” under the NYSE AMEX rules and is an “audit committee financial expert” under applicable provisions of the federal securities laws.

Compensation of Non-Employee Directors

The following table sets forth information as to the total remuneration paid to our non-employee directors for the fiscal year ended October 31, 2010.

Fiscal 2010 Non-Employee Director Compensation (1)

Name	Fees Earned or Paid in Cash	Total
(a)	(b)	(h)
Ross R. Rapaport (2)	$110,000	$110,000
Phillip Davidowitz	$35,000	$35,000
Martin A. Dytrych	$40,000	$40,000
John M. LaPides	$35,000	$35,000
_____________________
Notes:

(1)
Non-employee directors receive (a) a $25,000 annual cash retainer, (b) an additional $5,000 annual cash retainer for each Committee membership, and (c) an additional $2,500 annual cash retainer for serving as Chair of a Committee.  The Chairman of the Board received an additional $40,000 for serving as Chairman.

(2)
The Compensation Committee decided to pay Mr. Rapaport an additional payment of $45,000 for his services as a director in fiscal 2010 because of his unusually significant involvement and services in assisting the Company and its CEO in connection with major litigation involving the Company.

Our Executive Officers

We currently have three executive officers, Peter Baker, John Baker, and Bruce MacDonald.  Biographical and other information about the Messrs. Baker, who are also directors, is set forth above.  Information about Bruce MacDonald, our only other executive officer, is as follows:

Bruce S. MacDonald has been our chief financial officer and treasurer since May 1993.  He has also served as our corporate secretary since June 1999.  From 1987 to May 1993, Mr. MacDonald was controller of Cabot Cooperative Creamery Incorporated.  As of February 1, 2011, Mr. MacDonald is 52 years old.

Compensation of Executive Officers

Fiscal 2010 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($) (3)	Total ($)
Peter K. Baker President & CEO	2010 2009	$320,000 320,000	$-0- -0-		$86,400 -0-	(2)	$19,440 19,440	$425,840 339,440
John B. Baker Executive Vice President	2010 2009	320,000 320,000	-0- -0-		86,400 -0-	(2)	15,360 15,360	421,760 335,360
Bruce S. MacDonald CFO, Treasurer, and Secretary	2010 2009	195,000 195,000	19,500 -0-	(1)	-0- -0-		16,357 17,266	230,857 212,266
_____________________

Notes:

(1)	Mr. MacDonald is eligible to receive a discretionary bonus at the end of each fiscal year.

(2)	Reflects achievement of approximately 109% of the 2010 target annual EBITDA.

(3)
Represents the cost, including insurance, fuel and lease payments, net of pro-rated residual value, of a Company-provided automobile, life and disability insurance premiums and Company 401(k) matching funds for respective employees as follows:

Employee	Year	Auto Expense	Insurance	401K Matching	Total
Peter K. Baker	2010	$19,440	$-	$-	$19,440
	2009	19,440	-	-	19,440
John B. Baker	2010	15,360	-	-	15,360
	2009	15,360	-	-	15,360
Bruce S. MacDonald	2010	11,645	2,462	2,250	16,357
	2009	11,645	3,361	2,260	17,266

Employment Agreements and Arrangements

We have employment agreements with our three named executive officers.

The main provisions of the agreements pertain to incentive payments and to termination of employment.  However, in negotiating their current agreements, the Compensation Committee acted to eliminate “change of control” provisions from Peter and John Baker’s employment agreements because there can be no change of control of the Company without the agreement of the members of the Baker family considered as a group.

Mr. MacDonald’s employment agreement, in comparison, does contain what the Compensation Committee considers to be a reasonable change of control provision.  Providing severance and benefits continuation allows the executive to assess business situations objectively and without regard to the personal outcomes of implementing a sound business decision for the Company.  For example, the executive may not objectively assess a merger opportunity if it would result in the executive being terminated without the safety of income being provided post-termination, even if the merger would produce very positive stockholder value.

Peter K. Baker and John B. Baker Employment Agreements

We entered into three-year employment agreements with Peter Baker and John Baker as of January 1, 2007.  These agreements automatically extend on a year-to-year basis unless either party gives written notice to the other, in each case at least 180 days prior to the end of the then current term, of such party’s election not to extend the term of the agreement.  Currently the expiration date is December 31, 2011, subject to earlier termination as set forth in the agreement.  Peter Baker is currently employed as our Chief Executive Officer and President and John Baker is currently employed as our Executive Vice President.  Under the employment agreements, each executive officer receives an initial base salary of $320,000, subject to annual review by the Compensation Committee, and is also eligible to receive an additional non-equity incentive payment.  Effective September 10, 2009, the parties amended the employment agreements by changing the calculation required to be made in connection with the determination of non-equity incentive payments available under the agreements.  The size of the incentive payment ranges from $40,000 to $96,000, depending on our ability to achieve stated levels of target EBITDA; no incentive payment is due if we do not have an Adjusted EBITDA, as defined, that is at least 90% of our EBITDA target level.  Each executive officer earned nothing under this provision for fiscal 2009 and $86,400 in fiscal 2010.  Under the employment agreements, we also provide each executive officer with an automobile.

The employment agreements with Messrs. Baker contain confidentiality provisions and non-competition clauses that prohibit competition (a) during the term of his employment and during any period that the executive officer is receiving severance benefits, or (b) for a period of 12 months in the event he is terminated without entitlement to severance benefits.

We can terminate the employment of either of the Messrs. Baker at any time and for any reason.  If we terminate the executive officer’s employment without “cause,” as defined in the employment agreement, before the employment agreement otherwise expires, we would be required to pay him an amount equal to his annual base salary at the termination date, plus fringe benefits, as defined in the employment agreement, for the 12 months following the termination.  Generally, termination of employment by the company for “cause” as defined in the employment agreements means (i) material breach of agreements between the Company and the executive, (ii) willful refusal or failure of the executive to perform his duties in accordance with the provisions of the agreement, (iii) violation of confidentiality, (iv) fraud or theft of Company property, (v) commission of a felony, or (vi) being engaged in the illegal use of controlled or habit forming substances.

Bruce S. MacDonald Employment Agreement

We entered into a three-year employment agreement with Bruce S. MacDonald as of January 1, 2007.  This agreement automatically extends on a year-to-year basis unless either party gives written notice to the other, in each case at least 180 days prior to the end of the then current term, of such party’s election not to extend the term of the agreement.  Currently the expiration date is December 31, 2011, subject to earlier termination as set forth in the agreement.  The employment agreement provides that Mr. MacDonald will be our Chief Financial Officer, Vice President of Finance and Treasurer.  Under the employment agreement, Mr. MacDonald will receive an initial base salary of $195,000, subject to annual review by the Compensation Committee.  In its sole discretion, the Compensation Committee may (but is not required to) determine that we shall pay a bonus to Mr. MacDonald after the end of our fiscal year. Under the employment agreement, we will reimburse Mr. MacDonald up to $15,000 in the aggregate for the actual cost of purchasing insurance that we do not offer as an employee benefit, if he elects to obtain it, and for leasing and operating an automobile.

The agreement with Mr. MacDonald contains confidentiality provisions and a non-competition clause substantially the same as those described above for the Messrs. Baker.  We can terminate the employment of Mr. MacDonald at any time and for any reason.  If we terminate Mr. MacDonald’s employment without “cause,” as defined in the employment agreement, before the employment agreement otherwise expires, or if Mr. MacDonald’s employment is terminated for any reason or he elects to discontinue employment with the company within 30 days of a “change of control,” we would be required to pay him an amount equal to his annual base salary at the termination date, plus fringe benefits, as defined in the employment agreement, for the 12 months following the termination.

Outstanding Equity Awards at Fiscal 2010 Year-End

Name	At the End of Fiscal Year	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date (1)
(a)		(b)	(e)	(f)
Bruce S. MacDonald	2010	10,000	$3.62	6/7/2011
		50,500	$2.36	1/20/2015
_____________________

Notes:

(1) All options have a ten year term.  The option grant dates are ten years prior to the expiration dates.

Potential Post-Employment Payments

Under the terms of each of Peter and John Baker’s employment agreements, if either officer’s employment were to be terminated by the Company without cause (as defined), then he would be entitled to an amount equal to his annual base salary at the termination date, plus fringe benefits (as defined), for the 12 months following the termination.  Based upon fiscal year 2010 information, the amount of severance pay would be $320,000 plus the value of fringe benefits ($16,606 for Peter Baker and $10,218 for John Baker), for a total of $336,606 for Peter Baker and $330,218 for John Baker, payable in each case as follows:  50% of the severance pay on the six-month anniversary of the termination date, followed by 8.3333% of the severance pay each month for six additional months in equal installments, in each case less taxes and other applicable withholdings, plus the value of the fringe benefits in 12 equal monthly installments.  Neither officer would receive post-employment payments if he were to resign voluntarily or be terminated with cause.  Payment of all severance and benefits are subject to the execution and delivery of a satisfactory release form by the officer.

Under the terms of Mr. MacDonald’s employment agreement, if he were to be terminated by the Company without cause (as defined) or if, within 30 days of a change of control (as defined), he were terminated for any reason or elected to discontinue employment with the Company, then he would be entitled to an amount equal to his annual base salary at the termination date, plus fringe benefits (as defined), for the 12 months following the termination.  Based upon fiscal year 2010 information, the amount of severance pay would be $195,000 and the value of the fringe benefits would be approximately $10,218, for a total of $205,218, payable as follows: 50% of the severance pay on the six-month anniversary of the termination date, followed by 8.3333% of the severance pay each month for six additional months in equal installments, in each case less taxes and other applicable withholdings, plus the value of the fringe benefits in twelve equal monthly installments.  Mr. MacDonald also has outstanding stock options as set forth in the Outstanding Equity Awards At Fiscal Year-End table.  All of his stock options were vested as of October 31, 2010.  However, these options would not have any value as of October 31, 2010 because the exercise price of the options exceeded the market price of the Company’s stock as of October 31, 2010.  Mr. MacDonald would receive no post-employment payments if, absent a change of control, he were to resign voluntarily or be terminated with cause.  Payment of all severance and benefits are subject to Mr. MacDonald signing a satisfactory release form.

Security Ownership Of Certain Beneficial Owners
And Management

Stock Owned by Directors, Executive Officers and Greater-Than-5% Stockholders

The following table sets forth information as of February 18, 2011 with respect to the beneficial stock ownership of (i) those persons or groups known by us to beneficially own more than 5% of our common stock, (ii) each of our directors and nominees for director, (iii) the persons named in the Summary Compensation Table, and (iv) all of our directors and current executive officers as a group (based upon information furnished by such persons).  As of February 18, 2011, there were 21,388,681 shares of common stock outstanding.

Names and Addresses of Beneficial Owners	Number of Shares Owned (1)	Right to Acquire (2)	Total Shares Beneficially Owned	Percent of Class (3)
Private Management Group, Inc. (4) 20 Corporate Park, Suite 400 Irvine, CA 92606	1,102,282	-	-	5.13%
Henry E. Baker, John B. Baker, Peter K. Baker and Ross S. Rapaport, individually and as a trustee, as a group (5) c/o Crystal Rock Holdings, Inc. 1050 Buckingham Street Watertown, Connecticut 06795	10,852,155	63,000	10,915,155	49.5%
Ross S. Rapaport, individually and as trustee (6)	4,039,358	63,000	4,102,358	18.7%
Henry E. Baker	1,065,219	-	1,065,219	4.8%
Peter K. Baker	2,871,289	-	2,871,289	13.0%
John B. Baker	2,876,289	-	2,876,289	13.0%
Phillip Davidowitz	5,000	53,000	58,000	0.3%
Martin A. Dytrych	-	-	-	-
John M. LaPides	-	-	-	-
Bruce S. MacDonald	49,035	160,500	209,535	1.0%
All Executive officers and directors as a group (8 persons)	10,906,190	276,500	11,182,690	50.8%

_______________________
Notes:

(1)
Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares listed, subject to community property laws where applicable.  Excludes shares that may be acquired through the exercise of stock options or other rights.

(2)	Represents the shares that can be acquired through the exercise of stock options within 60 days of the date of this table.

(3)
Percentages in this column are determined in accordance with SEC Rule 13d-3.  Based upon stock actually owned (that is, excluding Company options held by Mr. Rapaport and by all other Company option holders), the Baker Family Group currently owns a majority (50.5%) of the Company’s issued and outstanding common stock.

(4)	On February 10, 2011 Private Management Group, Inc. filed a Schedule 13G with the SEC which stated that it has sole voting and dispositive power with respect to 1,102,282 shares.

(5)
Information is based on a Schedule 13D/A filed with the SEC on September 16, 2005 by Henry E. Baker, John B. Baker, Ross S. Rapaport, as an individual and in his capacity as a trustee (the Baker Family Group).  As of that date, the Baker Family Group held 10,815,855 shares, as follows:  Henry Baker has sole voting and dispositive power with respect to 1,065,219 shares, John Baker has sole voting and dispositive power with respect to 2,876,289 shares, Peter Baker has sole voting and dispositive power with respect to 2,871,289 shares, and Mr. Rapaport has sole voting and dispositive power with respect to 4,003,058 shares (including (i) 3,910,018 shares held as a trustee U/T/A dated 12/16/91 F/B/O Joan Baker et al., Peter K. Baker Life Insurance Trust, and John B. Baker Life Insurance Trust, (ii) 10,040 shares held individually and (iii) 83,000 shares issuable pursuant to stock options held individually).  Subsequent to the filing of Schedule 13D/A, Mr. Rapaport, in his capacity as trustee U/T/A dated 12/16/91 F/B/O Joan Baker et al., purchased an additional 119,300 shares in the open market and in 2010 20,000 shares issuable pursuant to stock options expired, bringing the total beneficially owned by the Baker Family Group to 10,915,155 shares.

(6)
Shares owned include 4,005,472 shares of common stock U/T/A dated 12/16/91 F/B/O Joan Baker et. al. of which Mr. Rapaport is trustee; 11,923 shares for each of Peter K. Baker and John B. Baker Life Insurance Trusts, of which Mr. Rapaport is trustee; and 10,040 individually owned by Mr. Rapaport.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers, directors and persons who beneficially own more than 10% of a registered class of our common stock to file reports of ownership and changes in ownership with the SEC.  Officers, directors and ten-percent stockholders are charged by the SEC to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of Forms 3, 4 and 5 and amendments to those forms furnished to us during fiscal 2010, and, if applicable, written representations that a Form 5 was not required, we believe that all Section 16(a) filing requirements applicable to our officers, directors and ten-percent stockholders were fulfilled in a timely manner.

Information About our Audit Committee and Independent
Registered Public Accounting Firm

Audit Committee Report

The following is a report of the Audit Committee describing the policies and procedures that it employed in reviewing the Company’s financial statements for the year ended October 31, 2010 and related matters.  The information set forth in this report is not “soliciting material” and is not “filed” with the SEC or subject to Regulation 14A under, or the liabilities of Section 18 of, the Securities Exchange Act of 1934, except to the extent we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

In accordance with its written charter, the primary role of the Audit Committee is to assist our Board in fulfilling its oversight responsibilities by reviewing the financial information proposed to be provided to stockholders and others, the internal control systems and disclosure controls established by management and the Board, the audit process and the independent auditors’ qualifications, independence and performance.

Management is responsible for the internal controls and preparation of the Company’s financial statements. The Company’s independent registered public accounting firm, Wolf & Company, P.C., is responsible for performing an audit of its consolidated financial statements including an evaluation of its internal controls in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB) and issuing an opinion on the financial statements. The Audit Committee has met and held discussions with management and the independent registered public accounting firm regarding the Company’s internal controls, financial reporting practices and audit process.

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements and its internal controls over financial reporting for the fiscal year ended October 31, 2010 with management and the independent registered public accounting firm. As part of this review, the Audit Committee discussed with Wolf & Company, P.C. the communications required by the standards of the PCAOB, including those described in Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

The Audit Committee has received from Wolf & Company, P.C. a written statement describing all relationships between that firm and the Company that might bear on the independent registered public accounting firm’s independence, consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.”  The Audit Committee has discussed the written statement with the independent registered public accounting firm, and has considered whether the independent registered public accounting firm’s provision of consultation and other non-audit services to the Company is compatible with maintaining the registered public accounting firm’s independence.

Based on the above-mentioned reviews and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements and assertions on internal controls over financial reporting be included in its Annual Report on Form 10-K for the year ended October 31, 2010 for filing with the SEC.

Martin Dytrych, Chair
Philip Davidowitz
John LaPides

Current Independent Registered Public Accounting Firm

The Audit Committee engaged Wolf & Company, P.C. as our independent registered public accounting firm to perform an audit of our consolidated financial statements,  including an evaluation of our internal controls, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB) for the fiscal years ended October 31, 2010 and 2009.  A representative of Wolf & Company, P.C. is expected to be available at the Annual Meeting via conference telephone and will have an opportunity to make a statement if he desires to do so.  He is also expected to be able to respond to appropriate questions.

The Audit Committee has selected Wolf & Company as the independent registered public accounting firm to audit our financial statements for fiscal 2011.

Independent Registered Public Accounting Firm Fees

The following is a summary of the fees for professional services rendered by Wolf & Company for the fiscal years ended October 31, 2010 and 2009:

Fee Category	Wolf & Company 2010	Wolf & Company 2009
Audit fees	$169,500	$156,500
Audit-related fees	2,310	1,600
Tax fees	-	-
All other fees	-	-
Total fees	$171,810	$158,100

Audit Fees:  Audit fees were for professional services rendered for the audit of our annual financial statements, the review of quarterly financial statements and the preparation of statutory and regulatory filings.

 Audit-Related Fees:  Audit-related fees were for professional services rendered in connection with accounting consultations.

Tax Fees:  Tax fees consist of fees billed for professional services for tax compliance, tax planning and tax advice.  These services include assistance regarding federal and state tax compliance and planning, tax audit defense, and mergers and acquisitions.  Commencing in fiscal year 2006, we used a different accounting firm for tax services than the firm that performs our audit services.

 All Other Fees:  All other fees includes assistance with miscellaneous reporting requirements and interpretation of technical issues.

The Audit Committee considered and determined that the provision of non-audit services provided by Wolf & Company, P.C. is compatible with maintaining the firm’s independence.

The Audit Committee engaged Blum, Shapiro & Company P.C. for tax and tax advisory services for fiscal year 2010.

Pre-Approval Policies and Procedures

At present, our Audit Committee approves each engagement for audit and non-audit services before we engage Wolf & Company, P.C. to provide those services.

Our Audit Committee has not established any pre-approval policies or procedures that would allow our management to engage Wolf & Company, P.C. to provide any specified services with only an obligation to notify the Audit Committee of the engagement for those services.  None of the services provided by Wolf & Company, P.C. for fiscal 2010 was obtained in reliance on the waiver of the pre-approval requirement afforded in SEC regulations.

Whistleblower Procedures

In our Code of Ethics, our Audit Committee has adopted procedures for the treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by our directors, officers and employees of concerns regarding questionable accounting, internal accounting controls or auditing matters.

Other Matters

Other Business

Neither the Company nor our Board intends to propose any matters of business at the meeting other than Proposal One described in this proxy statement.  Neither we nor our Board know of any matters to be proposed by others at the meeting.

Solicitation of Proxies

We are soliciting proxies in the enclosed form and paying the cost of the solicitation.  In addition to the use of the mails, we may solicit proxies personally or by telephone or telegraph using the services of our directors, officers and regular employees at nominal cost.  We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses incurred in sending proxy material to beneficial owners of our common stock.

Stockholder Proposals for the Next Annual Meeting

In order to be eligible for inclusion in our proxy statement and proxy card for the annual meeting scheduled to be held in 2012, stockholder proposals must comply with SEC Rule 14a-8 and any other applicable rules and must be delivered to our principal executive offices at least 120 days prior to the anniversary of the date of this proxy statement.  This proxy statement is dated March 2, 2011, so the date by which proposals are required to be received under Rule 14a-8 will be November 3, 2011.

Section 3.7 of our by-laws requires that a stockholder who wishes to bring an item of business before the annual meeting must provide notice of such item of business to us at our principal executive offices not less than 90 days before the “specified date” for such meeting, which will be March 27, 2012.  In that case, the deadline for submission of notice will be December 28, 2011.  Section 4.5 of our by-laws imposes the same deadline on the nomination by a stockholder of a candidate for election to the board of directors.  Accordingly, any proposal or nomination submitted after December 28, 2011 will be untimely.  Our by-laws contain a number of other substantive and procedural requirements which should be reviewed by any interested stockholder.  Finally, SEC rules require us to disclose in our proxy materials certain information about candidates for nomination to the Board who are recommended by a stockholder or group of stockholders owning more than 5% of our common stock.  The deadline for notice to us of such a recommendation is 120 days prior to the anniversary of the date this proxy statement, or November 3, 2011.

Availability Of Form 10-K

In addition to being available at http://www.crystalrock.com/proxy, copies of our Annual Report on Form 10-K for the fiscal year ended October 31, 2010, including our financial statements but excluding the exhibits to the Form 10-K, are being provided, without charge, to each stockholder solicited by this proxy statement.  The Form 10-K includes a list of the exhibits that were filed with it, and we will furnish a copy of any such exhibit to any person who requests it upon the payment of our reasonable expenses in providing the requested exhibit.  For further information, contact Bruce S. MacDonald, Chief Financial Officer, Crystal Rock Holdings, Inc., 1050 Buckingham Street, Watertown, Connecticut 06795, telephone 802-658-9113.  Our Annual Report on Form 10-K and our other filings with the SEC, including the exhibits, are available for free on our website (www.crystalrock.com) and the SEC’s website (www.sec.gov).

CRYSTAL ROCK HOLDINGS, INC. 050 BUCKINGHAM ST. WATERTOWN, CT 06795
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting  date.  Have your proxy card in hand when you access the web site and follow the  instructions  to  obtain  your records  and  to  create  an  electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent  to receiving all future proxy statements,  proxy cards and  annual  reports  electronically via e-mail or the  Internet.  To  sign up  for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted,  indicate that you agree to receive or access proxy materials electronically in future  years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone   telephone   to  transmit  your voting  instructions  up  until 11:59  P.M. Eastern  Time  the  day before  the  cut-off  date  or meeting  date. Have your proxy card in hand when  you call and then  follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid  envelope we have provided or return  it to Vote Processing, c/o Broadridge, 51 Mercedes  Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M30349-P08722	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CRYSTAL ROCK HOLDINGS, INC.			For	Withhold	For All	To withhold authority to vote for any individual
			All	All	Except	nominee(s), mark “For All Except” and write the
The Board of Directors recommends you vote						number(s) of the nominee(s) on the line below.
FOR the following:

1.	Election of Directors		m	m	m
Nominees

	01) Henry E. Baker	05) Martin A. Dytrych
	02) John B. Baker	06) John M. LaPides
	03) Peter K. Baker	07) Ross S. Rapaport
04) Phillip Davidowitz
m
For address change/comments, mark here.
(see reverse for instructions)

Please indicate if you plan to attend this meeting.			Yes	No
			m	m

Please sign exactly as your name(s) appear(s)  hereon.  When  signing as attorney, executor, administrator,  or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation  or partnership, please sign in full corporate  or partnership  name,  by authorized  officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important  Notice  Regarding  the Availability  of Proxy Materials  for the Annual Meeting:
The Notice of Annual Meeting, Proxy Statement,  Proxy Card and 2010 Annual Report to Stockholders are also available at www.crystalrock.com/proxy.

M30350-P08722

CRYSTAL ROCK HOLDINGS,  INC.
PROXY
SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING TO BE HELD ON MARCH 28, 2011

As an alternative  to completing  this form, you may enter your vote instruction  by telephone   at 1-800-690-6903,   or via the
Internet at WWW.PROXYVOTE.COM and follow  the simple instructions.  Use the information  shown  on your proxy card.

The undersigned  stockholder(s) of CRYSTAL ROCK HOLDINGS, INC., a Delaware corporation  (the "Company"),  hereby appoints Ross S. Rapaport and Peter K. Baker, or either of them, with full power of substitution  and to act without the other, as the agents, attorneys and proxies of the undersigned,  to vote the shares of stock held by the undersigned  or which the undersigned  may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held on March 28, 2011 and at all adjournments thereof (the "Meeting"),  with all powers the undersigned  would possess if personally present. This proxy will be voted in accordance with the instructions given on the reverse and in the discretion of the proxies upon  all other  matters  that  may properly come before the Meeting. IF NO INSTRUCTIONS  ARE GIVEN, THIS PROXY WILL BE VOTED FOR ALL OF THE NOMINEES FOR DIRECTOR.

The undersigned  hereby acknowledges  receipt of a copy of the accompanying  Notice of Annual Meeting  of Stockholders  and Proxy Statement  for the Meeting and hereby revokes all proxies, if any, heretofore  given by the undersigned  to others for said Meeting.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side